Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into as of July 15, 2005 (the “Effective Date”), by and between STORMY T. W. HICKS (the “Executive”) and J.B. POINDEXTER & CO., INC. (the “Company”);

WITNESSETH THAT:

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

1.  Performance of Services.

(a)                                  Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its President and Chief Operating Officer during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.  During his employment by the Company, the Executive will devote his full time, energies and talents to serving as its President and Chief Operating Officer and will perform his duties faithfully and efficiently subject to the direction of the Chairman of the Board of Directors of the Company (the “Chairman”).  The Executive’s duties will include providing services for both the Company and the Subsidiaries (as defined below), as determined by the Chairman.

(b)                                 The Executive will be a member of the Board of Directors of the Company (the “Board”) pursuant to the terms specified herein.

(c)                                  The “Agreement Term” will be the period beginning on the employment date and ending on the first anniversary of the employment date.  The employment date will commence in September 2005 on a specific date agreed to by the Executive and the Chairman.  Thereafter, the Agreement Term will be automatically extended for successive twelve month periods, unless one party to this Agreement provides notice of non-renewal to the other at least one hundred twenty days before the date otherwise scheduled as the last day of the Agreement Term.

(d)                                 For purposes of this Agreement, the term “Subsidiary” or “Subsidiaries” will mean any corporation, partnership, joint venture or other entity during any period in which a significant interest in such entity is owned, directly or indirectly, by the Company or a successor to the Company.

2.  Compensation.  Subject to the terms of this Agreement, while the Executive is employed by the Company, the Company will compensate him for his services as follows:

(a)                                  Salary.  The Executive will receive a monthly base salary of $34,166.66 (such amount multiplied by twelve hereinafter referred to as the “Salary”).  The Executive’s Salary will be reviewed by the Chairman each year on the anniversary date of his employment while the Executive is employed by the Company.

(b)                                 Management Incentive Bonus.  The Executive will be eligible for an annual incentive bonus with a target award of fifty percent of the Executive’s annual base earnings.  The Executive’s bonus will be determined using financial and individual performance objectives mutually agreed upon by the Chairman and the Executive.  For the 2005 year, the Executive will receive a guaranteed minimum bonus of $150,000 providing he is actively employed by the Company at the time bonuses are paid in 2006 at the conclusion of the annual audit.

(c)                                  Participation in Long Term Performance Plan.  The Executive will be eligible to participate in the J. B. Poindexter & Co., Inc. Long Term Performance Plan.  This plan commences each January 1 and vests after three years.  The performance measure defined in the plan is the cumulative financial performance of J. B. Poindexter & Co., Inc. during successive three year periods.  Under the Long Term Performance Plan the target award is seventy-five percent of base annual earnings in the third year of the three year cycle.  The Executive’s first year cycle for the 2005 year will be pro-rated based on the actual number of days the Executive is employed by the Company during 2005.

(d)                                 Other Employee Benefits.  Except as otherwise specifically provided to the contrary in this Agreement, the Executive will be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company’s other senior management employees.  In addition, if the Executive elects, the Company will make all necessary arrangements for the Executive to purchase up to an additional $800,000 of life insurance coverage at group rates provided that the Executive’s total net coverage does not exceed $1,000,000.

(e)                                  Expenses.  The Company will reimburse the Executive for all reasonable travel, lodging and entertainment expenses incurred in connection with the performance of his duties under this Agreement, provided that such expenses are incurred and accounted for in accordance with reasonable procedures established by the Company.  Air travel to international destinations, other than to Canada or Mexico, may be as a business class passenger providing economical airfare opportunities are pursued.  In addition, the Company will reimburse the Executive for reasonable travel expenses for up to two board meetings per year as a member of the Board of Directors of organizations not affiliated with the Company.

(f)                                    Vacation.  The Executive will be eligible for five weeks vacation annually under the terms of the Company’s vacation policy commencing in January of 2006.  The Executive’s vacations planned in 2005 on November 4-11, November 23-28 and December 22-January 2, 2006 are hereby authorized.

(g)                                 Relocation Expenses.  The Company will reimburse the Executive, upon presentation of the appropriate vouchers, for reasonable and customary relocation expenses, inclusive of any tax offsets, incurred by the Executive in moving the Executive’s family, household goods and personal effects from his existing residence to his new residence in the Houston, Texas area.

3.  Termination.   The Executive’s employment with the Company during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 3(a) through 3(d):

(a)                                  Death.  The Executive’s employment hereunder will terminate upon his death.

(b)                                 Permanent Disability.  The Company may terminate the Executive’s employment during any period in which he is Permanently Disabled.  The Executive will not be considered “Permanently Disabled” unless (i) the Executive has a physical or mental disability which renders the Executive incapable, after reasonable accommodation, of performing the Executive’s duties on a permanent, full-time basis, and (ii) such disability is determined by the Board to be of a long-term nature.

(c)                                  Cause.  The Company may terminate the Executive’s employment hereunder at any time for Cause.  Termination for “Cause” will mean:

(i)  the failure or refusal by the Executive to perform his duties with the Company or any Subsidiary with such failure or refusal continuing for ten days following notice thereof from the Chairman;

(ii)  the failure of the Executive to follow the written good faith instructions of the Board;

(iii)  the engagement by the Executive in conduct that is materially injurious to the Company, monetarily or otherwise;

(iv)  the engagement by the Executive in misconduct involving serious moral turpitude if, in the reasonable judgment of the Board, the Executive’s credibility or reputation no longer conforms to the standards required of the Company’s executives;

(v)  misappropriation of funds; or

(vi)  the material breach by the Executive of any of the provisions of this Agreement.

(d)                                 Termination by Executive.  The Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written Notice of Termination (as defined in paragraph 3(f)), which Notice of Termination will be effective not less than ninety days after it is given to the Company, provided that nothing in this Agreement will require the Executive to specify a reason for any such termination.

(e)                                  Termination by Company.  The Company may terminate the Executive’s employment hereunder at any time for any reason by giving the Executive prior written Notice of Termination, which Notice of Termination will be effective immediately or at such later time as is specified in such notice.  The Company will not be required to specify a reason for the termination under this paragraph 3(e).  Termination of the Executive’s employment by the Company will be deemed to have occurred under this paragraph 3(e) only if it is not for reasons described in paragraphs 3(b), 3(c) or 3(d).  Notwithstanding the foregoing provisions of this paragraph 3(e), if the Executive’s employment is terminated by the Company in accordance with this paragraph 3(e), and within a reasonable time period thereafter it is determined by the Board that circumstances existed which would have constituted a basis for termination of the Executive’s employment for Cause in accordance with paragraph 3(c), the Executive’s employment will be deemed to have been terminated for Cause in accordance with paragraph 3(c).

(f)                                    Notice of Termination.  Any termination of the Executive’s employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a)) must be communicated by a written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” means a dated notice which indicates the Date of Termination (not earlier than the date on which the notice is provided), and which indicates the specific termination provision in this Agreement that was relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(g)                                 Date of Termination.  “Date of Termination” means the last day the Executive is employed by the Company.

(h)                                 Effect of Termination.  The Executive will resign his position as a member of the Board immediately upon delivery of a Notice of Termination by either party hereto.  If, on the Date of Termination, the Executive is a member of the Board of Directors of any of the Subsidiaries, or holds any other position with the Company or the Subsidiaries, the Executive will resign from all such positions as of the Date of Termination.

4.  Rights Upon Termination.  The Executive’s right to payments and benefits under this Agreement for periods after his Date of Termination will be determined in accordance with the following provisions of this paragraph 4:

(a)                                  General.  If the Executive’s Date of Termination occurs during the Agreement Term for any reason, the Company will pay to the Executive:

(i)  The Executive’s Salary for the period ending on the Date of Termination.

(ii)  Payment for earned and unused vacation days, as determined in accordance with Company policy as in effect from time to time.

(iii)  Any other payments or benefits due to be provided to the Executive pursuant to the provisions of any employee compensation or benefit plans or other arrangements to the extent such payments and benefits are earned as of the Date of Termination.

In addition, the Executive and any of his dependents will be eligible for COBRA continuation coverage (as described in section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”)) to the extent required by applicable law.

Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement will be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the Executive’s Date of Termination.

(b)                                 Termination for Cause.  If the Executive’s Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(c) (relating to the Executive’s termination for Cause), then, except as otherwise expressly provided in this Agreement or otherwise agreed in writing between the Executive and the Company, the Company will have no obligation to make payments under this Agreement for periods after the Executive’s Date of Termination.

(c)                                  Termination without Cause.  If the Executive’s Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(e) (relating to termination by the Company without Cause), or if the Agreement Term is not extended by reason of the Company providing notice to the Executive of non-renewal in accordance with paragraph 1(b), or if the Executive is terminated as a result of a Change of Control (as defined below), then, in addition to the amounts payable in accordance with paragraph 4(a):

(i)  The Executive will receive from the Company for the period (the “Severance Period”) continuing to the first anniversary of the Date of Termination, the Salary amount described in paragraph 2(a), as in effect on his Date of Termination, in monthly or more frequent installments as is required under that paragraph.  The Severance Period, and the Company’s obligation to make payments under this paragraph (i), will cease with respect to periods after the earliest to occur of (1) the date of the Executive’s death, (2) the date, if any, of a breach by the Executive of the provisions of paragraph 7 or paragraph 8 of this Agreement, or (3) the Executive’s commencement of new employment regardless of whether such employment is full time, contractual or otherwise.

(ii)  In no event, however, will the Executive be entitled to receive any amounts, rights or benefits under this paragraph 4(c) unless he executes a release of claims against the Company and affiliated persons in a form prepared by the Company.

(iii)  The Executive’s rights under this paragraph 4 will be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment

(d)                                 For purposes of this Agreement, a “Change in Control” will be deemed to have occurred on the first day on which John B. Poindexter (“Poindexter”), together with the members of his immediate family (as defined below), and trusts, partnerships or limited liability companies established and maintained to primarily benefit Poindexter or his immediate family, is no longer the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the then outstanding securities of the Company having the right to vote for the election of directors.  For purposes of the preceding sentence, the term “immediate family” of Poindexter will mean his spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren, if any, or any trust, partnership or limited liability company of which such persons control a majority of the voting rights.

5.  Duties on Termination.  Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive will, unless otherwise requested by the Company, continue to perform his duties as set forth in this Agreement, and will also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive’s successor, if any.  Following the Date of Termination, the Executive agrees to return to the Company any keys, credit cards, passes, confidential documents or material or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and items (including any copies thereof) containing any trade secrets relating to the Company.

6.  Interference with Duties of Executive.  If at any time prior to the first anniversary of the Effective Date the Executive reasonably believes that the Chairman has substantially interfered with the operations of the Company so as to prevent the Executive from effectively performing his duties as its President and Chief Operating Officer, the Executive may elect to terminate this Agreement.  The Executive’s right to terminate this Agreement pursuant to this paragraph 6 will expire on the one year anniversary of the Effective Date.  In the event the Executive chooses to terminate this Agreement pursuant to this paragraph 6, he will be deemed “terminated without Cause” and will have the rights provided in paragraph 4(c).  The Executive will only be permitted to terminate this Agreement pursuant to this paragraph 6 provided he has complied with the following conditions:

(a)                                  first, the Executive has verbally expressed his concerns over the Chairman’s interference to the Chairman and the Chairman has failed to discontinue such action within a reasonable time thereafter;

(b)                                 second. the Executive has then expressed his concerns over the Chairman’s interference in writing to the Chairman, has sent copies of such writing to all outside members of the Board, and the Chairman has failed to discontinue such action within a reasonable time thereafter; and

(c)                                  finally, the Executive has then expressed his concerns over the Chairman’s interference in writing to each of the outside members of the Board and the Chairman has failed to discontinue such action within a reasonable time thereafter.

7.  Confidential Information.  The Executive agrees that, during the Agreement Term, and at all times thereafter:

(a)                                  Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company and its Subsidiaries, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely all Confidential Information and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.  The Executive will, during the continuance of the Executive’s employment, use the Executive’s best endeavors to prevent the unauthorized publication or misuse of any Confidential Information.

(b)                                 To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he will promptly inform the Company, and he will take reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure and the Company has an opportunity to respond to such court or agency.  To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege, the Executive will take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(c)                                  Inventions and Patents.  The Executive hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how and all other intellectual property rights that are conceived, reduced to practice, developed or made by the Executive while employed by the Company and the Subsidiaries and that (i) relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services; or (ii) are conceived, reduced to practice, developed or made using any of the equipment, supplies, facilities, assets or resources of the Company or any of its Subsidiaries (including, but not limited to, any intellectual property rights) (“Work Product”).  The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Agreement Term) to establish and confirm the Company’s ownership (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

(d)                                 Non-Disparagement.  The Executive agrees that, while he is employed by the Company and after his Date of Termination, he will not make any false, defamatory or disparaging statements about the Company, the Subsidiaries or the officers or directors of the Company or the Subsidiaries that are reasonably likely to cause material damage to the Company, the Subsidiaries or the officers or directors of the Company or the Subsidiaries.

(e)                                  For purposes of this Agreement, the term “Confidential Information” will include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries, which was acquired by or disclosed to the Executive during the course of his employment with the Company.  For purposes of this Agreement, the term “Confidential Information” will also include all non-public information concerning any other company that was shared with the Company or a Subsidiary subject to an agreement to maintain the confidentiality of such information.

8.  Noncompetition.  While he is employed by the Company and for a period of eighteen months after the Executive’s Date of Termination relating to the Executive’s termination for any reason:

(a)                                  The Executive will not be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if: (i) the services that the Executive is to provide to the Competitor are the same as, or similar to, any of the services that the Executive provided to the Company or the Subsidiaries; or (ii) the trade secrets, confidential information or proprietary information (including, without limitation, confidential or proprietary methods) of the Company and the Subsidiaries to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information.  For purposes of this paragraph (a), services provided by others will be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services.

(b)                                 The Executive will not solicit or attempt to solicit any party who is then or, during the 18-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company or Affiliate, provided that the restriction in this paragraph (b) will not apply to any activity on behalf of a business that is not a Competitor.

(c)                                  The Executive will not solicit, entice, persuade or induce any individual who is employed by the Company or the Subsidiaries (or was so employed within ninety days prior to the Executive’s action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or the Subsidiaries, and the Executive will not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(d)                                 The Executive will not, directly or indirectly, own an equity interest in any Competitor (other than ownership of one percent or less of the outstanding stock of any corporation listed on a national stock exchange or included in the NASDAQ System).

The term “Competitor” means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which a material portion of its business is (and during any period in which it intends to enter into business activities that would be) materially competitive in any way with any business in which the Company or any of the Subsidiaries was engaged during the twelve month period prior to the Executive’s Date of Termination (including, without limitation, any business if the Company devoted material resources to entering into such business during such twelve month period).  Nothing in this paragraph 8 or in paragraph 7 will be construed as limiting the Executive’s duty of loyalty to the Company, or any other duty he may otherwise have to the Company, while he is employed by the Company.

9.  Equitable Remedies.  The Executive acknowledges that the Company would be irreparably injured by a violation of paragraph 7 or 8, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, will be entitled to a preliminary injunction, temporary restraining order or other equivalent relief, restraining the Executive from any actual or threatened breach of either paragraph 7 or paragraph 8.  If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

10.  Amendment.  This Agreement may be amended or cancelled only by mutual agreement of the parties hereto in writing.  So long as the Executive lives, no person, other than the parties hereto, will have any rights under or interest in this Agreement or the subject matter hereof.

11.  Applicable Law.  The provisions of this Agreement will be construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions of any state.  All disputes will be litigated in the federal or state courts of the State of Texas.

12.  Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

13.  Waiver of Breach.  No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time.  The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

14.  Successors.  This Agreement will be binding upon, and inure to the benefit of, the Company and its successors and assigns.

15.  Notices.  Notices and all other communications provided for in this Agreement will be in writing and will be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as will be specified by the parties by like notice).  Such notices, demands, claims and other communications will be deemed given:

(a)                                  in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)                                 in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)                                  in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event will any such communications be deemed to be given later than the date they are actually received.  Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

J. B. Poindexter & Co., Inc.

1100 Louisiana Street, Suite 5400

Houston, Texas 77002

or to the Executive:

Stormy T. W. Hicks

All notices to the Company will be directed to the attention of Larry Wolfe of the Company, with a copy to the Secretary of the Company.  Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address will be effective only upon receipt.

16.  Survival of Agreement.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement will survive the termination of the Executive’s employment with the Company.

17.  Entire Agreement.  Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof; provided, however, that nothing in this Agreement will be construed to limit the Company’s ability to establish and maintain policies (or require the Executive to enter into an agreement) relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition and other similar policies or agreement for the protection of the business and operations of the Company and the Subsidiaries.

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IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.

EXECUTIVE:
STORMY T. W. HICKS

COMPANY:	J. B. POINDEXTER & CO., INC.

By:
Its: